Exhibit 4.2

THE SPECTRANETICS CORPORATION

as Issuer

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of June 3, 2014

to Indenture

Dated as of June 3, 2014

2.625% Convertible Senior Notes due 2034

i

ii

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01 . Original Indenture		40
Section 8.02 . Consolidation, Merger and Sale of Assets		40
Section 8.03 . Successor Substituted		41

ARTICLE 9
REPORTS BY COMPANY

Section 9.01 . Reports by Company		41

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01 . Original Indenture		42
Section 10.02 . Discharge of Indenture		42
Section 10.03 . Deposited Monies and Shares To Be Held in Trust by Trustee		42
Section 10.04 . Paying Agent or Conversion Agent To Repay Monies and Shares Held		43
Section 10.05 . Reinstatement		43

ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01 . Supplemental Indentures Without Consent of Holders		43
Section 11.02 . Supplemental Indentures with Consent of Holders		44

ARTICLE 12
MISCELLANEOUS

Section 12.01 . Successors		45
Section 12.02 . Multiple Originals		45
Section 12.03 . Calculations		45
Section 12.04 . Benefits of Supplemental Indenture		46
Section 12.05 . Withholding Taxes		46
Section 12.06 . Waiver of Jury Trial		46
Section 12.07 . Governing Law		46

Schedule A	Make-Whole Table

EXHIBITS

Exhibit A	Form of Security

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of June 3, 2014, between The Spectranetics Corporation, a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), having its principal office at 9965 Federal Drive, Colorado Springs, Colorado 80921, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) to the Indenture dated as of June 3, 2014, between the Company and the Trustee (the “Original Indenture”; the Original Indenture as amended and supplemented hereby and as it may be further amended and supplemented in accordance herewith and therewith, with respect to the Notes, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for, among other things, the issuance, from time to time, of the Company’s Debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Sections 201 and 301 of the Original Indenture provide for the Company to establish Debt Securities of any series pursuant to a supplemental indenture, and Section 901(5) of the Original Indenture provides for the Company and the Trustee to enter into any such supplemental indenture to provide for the issuance of and establish the form and terms and conditions of Debt Securities of any series as permitted by the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its “2.625 % Convertible Senior Notes due 2034” (each, a “Note” and, collectively, the “Notes”) the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Notes and this Supplemental Indenture, have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each party hereto and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Scope of Supplemental Indenture.  The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, and shall not apply to any other Debt Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements.  With respect to the Notes, the provisions of this Supplemental Indenture shall supplement and, to the extent they are inconsistent therewith, supersede any corresponding provisions in the Original Indenture.

Section 1.02.  Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                             the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)                                          all words, terms and phrases used in this Supplemental Indenture and defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii)                                       all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iv)                                      all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(v)                                         the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 7.03.

“Additional Notes” has the meaning specified in Section 2.08.

“Additional Shares” has the meaning specified in Section 5.02(a).

“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for The NASDAQ Global Select Market or, if the Common Stock is not listed on The NASDAQ Global Select

Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system); provided that if the Closing Sale Price of the Common Stock is not so reported, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the underwriter for the offering of the Notes, selected by the Company for this purpose.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as they exist on the Issue Date, subject to Section 5.12.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Conversion Agent” has the meaning specified in Section 2.04.

“Conversion Date” has the meaning specified in Section 5.03(a).

“Conversion Notice” has the meaning specified in Section 5.03(a).

“Conversion Price” means, in respect of each Note, as of any date $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially 31.9020 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as the initial custodian with respect to the Global Securities, or any successor entity.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” has the meaning set forth in the Original Indenture, which shall initially be The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 5.06(c).

“Effective Date” has the meaning specified in Section 5.02(b).

“Event of Default” has the meaning specified in Section 7.02.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning specified in Section 5.06(e).

“Expiration Time” has the meaning specified in Section 5.06(e).

A “Fundamental Change” will be deemed to have occurred at any time after the Issue Date if any of the following occurs:

(1)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock entitled to vote generally in elections of the Board of Directors, or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(2)                                 the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, capital stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly owned Subsidiaries; provided, however, that a transaction described in clause (B) above pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of the Company’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction shall not be a “Fundamental Change” pursuant to such clause (2)(B);

(3)                                 the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4)                                 the Common Stock (or other securities underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, the transaction or transactions described in clause (2) above will not constitute a “Fundamental Change,” however, if at least 90% of the consideration received or to be received by the Company’s common stockholders, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the reference property for the Notes.

“Fundamental Change Expiration Time” has the meaning specified in Section 4.03(a)(i).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.03(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(b).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Indenture”  has the meaning specified in the first paragraph of this Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes and the Additional Interest, if any.

“Interest Payment Date” means each June 1 and December 1 of each year, or if any such day is not a Business Day, the immediately following Business Day (in which case no interest shall accrue for such intervening period as a result of such day not being a Business Day), commencing with December 1, 2014.

“Interest Record Date” means, with respect to the payment of Interest, the May 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 1 and the November 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 1.

“Issue Date” means June 3, 2014.

“Make-Whole Adjustment Event” means (i) any Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition other than the proviso to clause (2) of the definition thereof) and (ii) the delivery of a Redemption Notice.

“Make-Whole Adjustment Period” has the meaning specified in Section 5.02(a).

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The NASDAQ Global Select Market or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the scheduled close of trading on such Scheduled Trading Day.

“Maximum Conversion Rate” has the meaning specified in Section 5.02(b).

“Merger Transaction” has the meaning specified in Section 8.02.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the Recitals.

“open of business” means 9:00 a.m., New York City time.

“Optional Redemption” has the meaning specified in Section 6.02.

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Outstanding,” when used with reference to the Notes, means all the Notes that would be deemed outstanding under the definition of “Outstanding” in the Original Indenture except that, with respect to the Notes, (i) any Notes converted pursuant to Article 5 and required to be cancelled shall cease to be Outstanding, (ii) if the Trustee or Paying Agent segregates and holds in trust, in accordance with the Indenture, on a Fundamental Change Repurchase Date, Specified Repurchase Date, Redemption Date or Stated Maturity Date, money sufficient to pay all principal and Interest payable on that date with respect to the Notes (or portions thereof) to be purchased by the Company, redeemed or maturing, as the case may be, and the Trustee or Paying Agent is not prohibited from paying such money to the Holders thereof on that date pursuant to the terms of the Indenture, then on and after that date such Notes (or portions thereof) shall cease to be Outstanding, and (iii) any Notes purchased by the Company in accordance with Section 2.07 (other than Notes purchased pursuant to cash-settled swaps or other derivatives) shall cease to be Outstanding.

“Paying Agent” means the “Paying Agent” (within the meaning of the Original Indenture) with respect to the Notes, which shall initially be the Trustee.

“Physical Securities” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Place of Payment” has the meaning specified in Section 2.04.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of Holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption Date” has the meaning specified in Section 6.03(a).

“Redemption Notice” has the meaning specified in Section 6.03(a).

“Redemption Notice Date” has the meaning specified in Section 6.03(a).

“Redemption Period”  means the period after the Redemption Notice Date and on or prior to the close of business on the second Business Day immediately preceding the related Redemption Date.

“Redemption Price” has the meaning specified in Section 6.02.

“Reference Property” has the meaning specified in Section 5.12(a)(iv).

“Relevant Distribution” has the meaning specified in Section 5.06(c).

“Scheduled Trading Day” means (i) a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed for trading or (ii) if the Common Stock is not so listed or admitted for trading on any such securities exchange or market, a Business Day.

“SEC” means the U.S. Securities and Exchange Commission (or any successor thereto).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Registrar” has the meaning specified in the Original Indenture, which, with respect to the Notes, shall initially be the Trustee.

“Share Exchange Event” has the meaning specified in Section 5.12.

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” as defined in Regulation S-X under the Exchange Act.

“Specified Date Repurchase Price” has the meaning specified in Section 4.02(a).

“Specified Date Repurchase Notice” has the meaning specified in Section 4.03(a)(i).

“Specified Date Repurchase Right Notice” has the meaning specified in Section 4.02(b).

“Specified Repurchase Date” has the meaning specified in Section 4.02(a).

“Specified Repurchase Date Expiration Time” has the meaning specified in Section 4.03(a)(i).

“Spin-Off” has the meaning specified in Section 5.06(c).

“Stated Maturity Date” means June 1, 2034.

“Stock Price” means, with respect to a Make-Whole Adjustment Event, (i) if holders of the Common Stock receive only cash in such Make-Whole Adjustment Event, the amount of cash paid per share of Common Stock, or (ii) in the case of any other Make-Whole Adjustment Event, the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding (x) the Effective Date of such Make-Whole Adjustment Event or (y) the Redemption Notice Date, as the case may be.

“Supplemental Indenture” means this instrument, as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Trading Day” means a Scheduled Trading Day during which (i) trading in the Common Stock generally occurs on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event.

“Trigger Event” has the meaning specified in Section 5.06(c).

“U.S.” or “United States” means the United States of America.

“Valuation Period” has the meaning specified in Section 5.06(c).

Section 1.03.  Section References.  References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Supplemental Indenture unless otherwise specified.

ARTICLE 2
THE NOTES

Section 2.01.  Designation, Amount and Issuance of Notes.  The Notes shall be designated as “2.625% Convertible Senior Notes due 2034.”  The Notes will be initially limited to an aggregate principal amount of $$230,000,000 (such Notes, the “Initial Notes”), subject to Section 2.08 of this Supplemental Indenture and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 203, 304, 305 and 306 of the Original Indenture and Sections 2.06, 4.01, 5.03 and 6.04 of this Supplemental Indenture.

Section 2.02.  Form of the Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto.  The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, subject to Section 2.06 of this Supplemental Indenture, all of the Notes will be represented by one or more Global Securities.  The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.06 of this Supplemental Indenture, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Security shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, redemptions, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture.

Section 2.03.  Date and Denomination of Notes; Payment at the Stated Maturity Date; Payment of Interest.  The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall accrue Interest from the date specified on the face of the form of Notes attached as Exhibit A hereto or from the most recent date to which Interest has been duly paid or provided for.

On the Stated Maturity Date, each Holder shall be entitled to receive the principal amount of the Notes held.  Payments in respect of the principal and interest on Global Securities representing the Notes registered in the name of the Depositary or its nominee shall be payable to the Depositary or its nominee, as the case may be, in its capacity as the registered holder under the Indenture.  In the case of certificated notes, payments will be made in U.S. dollars at the office of the Trustee or, at the Company’s option, by check mailed to the Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of Notes prior to the relevant record date, by wire transfer to the account designated by such Holder).  The Company shall make any required interest payments to the Person in whose name each Note is registered at the close of business on the Interest Record Date for the interest payment.

Section 2.04.  Security Registrar, Paying Agent and Conversion Agent.  The Company agrees that the office or agency maintained by the Company pursuant to Section 1002 of the Original Indenture, with respect to the Notes, shall be located in the continental United States.  The Company shall also maintain an office in the continental United States where the Notes may be presented for conversion (the “Conversion Agent”).  The Company initially appoints the Trustee as the Conversion Agent and initially designates the office or agency maintained by the Company at the Corporate Trust Office pursuant to Section 1002 of the Original Indenture as the place of payment for the Notes (the “Place of Payment”).

The Company shall enter into an appropriate agency agreement with any Conversion Agent not a party to this Supplemental Indenture.  The agreement shall implement the provisions of this Supplemental Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Conversion Agent, the Company shall act as Conversion Agent.

In addition to Section 1002 of the Original Indenture, the Company may remove any Conversion Agent upon 30 days’ prior written notice to such Conversion Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Conversion Agent and delivered to the Trustee or (2) notification to the Trustee that the Company shall serve as Conversion Agent until the appointment of a successor in accordance with clause (1) above.  The Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Conversion Agent only if the Trustee also resigns as Trustee in accordance with Section 610 of the Original Indenture.  If the Conversion Agent receives any cash or shares of Common Stock hereunder, the Conversion Agent agrees to hold such cash or shares in trust for the sole benefit of the relevant Holders.

Section 2.05.  Registration of Transfer and Exchange.  Notwithstanding anything in Section 305 of the Original Indenture to the contrary, neither the Company nor the Trustee nor any Security Registrar shall be required to exchange or register a transfer of (a) any Notes or portions thereof surrendered for conversion pursuant to Article 5, (b) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 4.01 or (c) any Notes or portions thereof surrendered for redemption pursuant to Article 6.

The final paragraph of Section 305 of the Original Indenture shall not apply to the Notes, and any reference in the Original Indenture to such provision shall be deemed to refer to this Section 2.05.

Section 2.06.  Global Securities.  The following provisions shall apply to Global Securities in addition to those provisions in Section 203 of the Original Indenture that are applicable to the Notes:

(a)                       As set forth in Section 203 of the Original Indenture, the Company will issue, and the Trustee upon receipt of a Company Order will authenticate, Physical Securities in the name of the Depositary’s participants, in accordance with the Depositary’s procedures, in exchange for the Global Security if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary is not appointed within 90 days; or (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days.  In addition, if an Event of Default with respect to the Notes has occurred and is continuing and any beneficial owner of an interest in a Global Security requests that its beneficial interest be exchanged for a Physical Security, the Company will issue and the Trustee upon receipt of a Company Order will authenticate Physical Securities in the name of such beneficial owner in exchange for the corresponding portion of such Global Security, which the Depositary will distribute to such beneficial owner.

Notwithstanding anything to the contrary in the Indenture or the Notes, following the occurrence and during the continuance of an Event of Default, any beneficial owner of a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Security for a Physical Security in accordance with this Section 2.06.

Notes issued in exchange for a Global Security or any portion thereof pursuant to this Section 2.06(a) shall be issued in definitive, fully registered form, without Interest coupons, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required under the Indenture.  Any Global Security issued hereunder shall bear a legend in substantially the form of legend set forth on the Form of Face of Security in Exhibit A hereto.

(b)                       Upon any request by the Depositary or a beneficial owner in the circumstances described in Section 2.06(a), the Company will promptly make available to the Trustee a sufficient supply of Physical Securities in definitive, fully registered form, without Interest coupons.

(c)                        At such time as all interests in a Global Security have been repurchased, converted, redeemed, cancelled or exchanged for Physical Securities, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Security.  At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.  The Company shall promptly notify the Trustee in writing of any repurchase, redemption, conversion, cancellation or exchange effected through any Paying Agent, Security Registrar or Conversion Agent other than the Trustee.

Section 2.07.  Purchase and Cancellation.  The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement.  Notwithstanding anything to the contrary in the Original Indenture, the Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation pursuant to Section 309 of the Original Indenture.

Section 2.08.  Additional Notes.  The Company may, from time to time without the consent of the Holders of Outstanding Notes, reopen the Indenture and issue additional Notes under the Indenture (“Additional Notes”) with the same terms (other than date of issuance and the date from which Interest will initially accrue) as the Initial Notes in an unlimited amount; provided that if any such Additional Notes are not fungible for U.S. federal income tax purposes with the Notes issued on the Issue Date, such Additional Notes shall have a separate CUSIP number.  The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under the Indenture, including waivers, amendments and offers to purchase.

Section 2.09.  Mutilated, Destroyed, Lost or Stolen Notes.  With respect to the Notes, the words “or is about to become” in the first line of the second paragraph of Section 306 of the Original Indenture shall be deemed to have been deleted.

Section 2.10.  Ranking. The Notes constitute direct unsecured obligations of the Company and are not required to be guaranteed by any of its Subsidiaries, subject to the Company’s right to supplement the Indenture to add guarantees with respect to the Notes pursuant to Section 11.01(iii).

ARTICLE 3
PARTICULAR COVENANTS OF THE COMPANY

Section 3.01.  Covenants in Original Indenture.  The following covenants of the Company are made in addition to the covenants set forth in Article 10 of the Original Indenture.

Section 3.02.  [Reserved].

Section 3.03.  Compliance Certificate.  Notwithstanding anything to the contrary in Section 1008 of the Original Indenture, the Company shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2014) an Officers’ Certificate stating whether or not the signers thereof have knowledge of any Event of Default that occurred during the previous year and whether the Company, to the officers’ knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, their status and what action the Company is taking or proposing to take in respect thereof.  Any notice required to be given under this Section 3.03 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 3.04.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

ARTICLE 4
REPURCHASE OF NOTES

Section 4.01.  Right To Require Repurchase Upon a Fundamental Change.

(a)                       If a Fundamental Change occurs, each Holder of Notes shall have the option to require the Company to purchase for cash all or any portion of such Holder’s Notes that is equal to $1,000, or an integral multiple of $1,000, on the day of the Company’s choosing that is not less than 20 or more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice (such day, the “Fundamental Change Repurchase Date”), at a purchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid Interest to but excluding the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the Interest Payment Date to which it relates, in which case Interest accrued to the Interest Payment Date shall be paid to Holders of the Notes as of the preceding Interest Record Date, and the purchase price the Company is required to pay to the Holder surrendering the Note for purchase shall be equal to 100% of the principal amount of such Note subject to purchase and shall not include any accrued and unpaid Interest).

(b)                       The Company shall give the Trustee, the Paying Agent and each Holder a written notice of the Fundamental Change on or before the 10th calendar day after the occurrence of such Fundamental Change (such notice, the “Fundamental Change Repurchase Right Notice”) and issue a press release announcing the occurrence of such Fundamental Change (and make the press release available on its website).  Such notice shall be either by first class mail or, with respect to Global Securities, in accordance with the Depositary’s notice procedures.

The Fundamental Change Repurchase Right Notice shall specify (if applicable):

(i)                                     the events causing the Fundamental Change and whether the Fundamental Change is a Make-Whole Adjustment Event;

(ii)                                  the effective date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the purchase right pursuant to this Section 4.01;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if such Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms hereof; and

(ix)                              the procedures that holders must follow to require the Company to repurchase their notes, if applicable.

Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company will publish a notice containing the information in subsections (i)-(ix) above in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

(c)                        No failure of the Company to give the foregoing notice and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(d)                       At the Company’s written request, the Trustee shall give the foregoing notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Repurchase Right Notice shall be prepared by the Company; provided, further, that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Fundamental Change Repurchase Right Notice is required to be mailed or sent (or such shorter period agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice.  Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change Repurchase Date is forthcoming or has occurred or for delivering a Fundamental Change Repurchase Right Notice to Holders.

Section 4.02.  Repurchase at Option of Holders on Specified Repurchase Dates.

(a)                       On June 5, 2021, June 5, 2024 and June 5, 2029 (each a “Specified Repurchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof so long as the principal amount of such Holder’s Notes not submitted for repurchase equals $1,000 or an integral multiple of $1,000 in excess thereof, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding, the Specified Repurchase Date, unless such Specified Repurchase Date falls after an Interest Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Interest Record Date (the “Specified Date Repurchase Price”).

(b)                       On or before the 20th Business Day prior to each Specified Repurchase Date, the Company shall give notice (the “Specified Date Repurchase Right Notice”) to all Holders of Notes (at the applicable address shown in the register of the Security Registrar), the Trustee, the Paying Agent (in the case of a Paying Agent other than the Trustee) and to beneficial owners of Notes as required by applicable law, of the Specified Repurchase Date and the repurchase right at the option of the Holders arising as a result thereof.  Such notice shall be by first class mail or, in the case of Global Securities, in accordance with the applicable procedures of the Depositary.  Simultaneously with providing such Specified Date Repurchase Right Notice, the Company shall publish a notice containing the information below in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.  Each Specified Date Repurchase Right Notice shall specify:

(i)                                             the applicable Specified Repurchase Date;

(ii)                                          that Holders have the right to require the Company to purchase all or any portion of their Notes pursuant to this Section 4.02;

(iii)                                       the last date on which a Holder may exercise the repurchase right pursuant to this Section 4.02;

(iv)                                      the Specified Date Repurchase Price;

(v)                                         if applicable, the name and address of the Paying Agent and the Conversion Agent;

(vi)                                      the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(vii)                                   that the Notes with respect to which a Specified Date Repurchase Notice has been delivered by a Holder may be converted only if such Holder withdraws the

Specified Date Repurchase Notice in accordance with the terms of this Supplemental Indenture; and

(viii)                                the procedures that Holders must follow to require the Company to repurchase their Notes.

(c)                        No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.02.

(d)                       At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Specified Date Repurchase Right Notice shall be prepared by the Company; provided, further, that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Specified Date Repurchase Right Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice.  Neither the Trustee nor the Paying Agent shall be responsible for determining if a Specified Repurchase Date is forthcoming or has occurred or for delivering a Specified Date Repurchase Right Notice to Holders.

Section 4.03.  Repurchase Procedures.

(a)                       Repurchases of Notes under Section 4.01 or Section 4.02, as applicable, shall be made, at the option of the Holder thereof, upon:

(i)                                             if the Notes to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of (x) a duly completed notice (the “Fundamental Change Repurchase Notice”) or (y) a duly completed notice (the “Specified Date Repurchase Notice”), as applicable, each in the form attached to the Form of Note attached hereto as Exhibit A, duly endorsed for transfer, prior to the close of business on the second Business Day immediately preceding the (x) Fundamental Change Repurchase Date, (the “Fundamental Change Expiration Time”) or (y) the applicable Specified Repurchase Date (the “Specified Repurchase Date Expiration Time”), as applicable; and

(ii)                                          if the Notes to be purchased are Global Securities, delivery of the Notes, by book-entry transfer, in compliance with the applicable procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time or the Specified Purchase Date Expiration Time, as applicable.

(b)                       The Fundamental Change Repurchase Notice or the Specified Date Repurchase Notice, as applicable, in respect of any Notes to be purchased shall state:

(i)                                             if certificated, the certificate numbers of such Notes;

(ii)                                          the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount of each Note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii)                                       that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that, if the Notes are Global Securities, the notice must comply with the applicable procedures of the Depositary.

(c)                        Notice to Company.  The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or Specified Date Repurchase Notice or written notice of withdrawal thereof.

Section 4.04.  Effect of Fundamental Change Repurchase Notice or Specified Date Repurchase Notice.  Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in 4.01(b) or a Specified Date Repurchase Notice specified in Section 4.02(b), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice or such Specified Date Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice or such Specified Date Repurchase Notice, as applicable, is withdrawn in accordance with Section 4.05) thereafter be entitled to receive solely the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable, in cash with respect to such Note (and any previously accrued and unpaid interest on such Note).  Such Fundamental Change Repurchase Price or such Specified Date Repurchase Price, as applicable, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Repurchase Date (provided the conditions in this Article 4 have been satisfied) or the applicable Specified Repurchase Date (provided the conditions in Article 4 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in accordance with Section 4.03(a)(ii).

Section 4.05.  Withdrawal of Fundamental Change Repurchase Notice or Specified Date Repurchase Notice.  A Fundamental Change Repurchase Notice or a Specified Date Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice or the Specified Date Repurchase Right Notice, as applicable, at any time prior to the Fundamental Change Expiration Time or the Specified Date Repurchase Expiration Time, as applicable, specifying:

(a)                       the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b)                       if certificated, the certificate numbers of the withdrawn Notes; and

(c)                        the principal amount, if any, of each Note that remains subject to the Fundamental Change Repurchase Notice or the Specified Date Repurchase Notice, as applicable, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that, if the Notes are Global Securities, the notice must comply with the applicable procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Repurchase Notice or a Specified Date

Repurchase Notice, as applicable, has been withdrawn in compliance with the provisions of this Section 4.05.

Section 4.06.  Deposit of Repurchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable.  If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable, of the Notes for which a Fundamental Change Repurchase Notice or a Specified Date Repurchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, then as of such Fundamental Change Repurchase Date or such Specified Repurchase Date, as applicable, (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable, and any previously accrued and unpaid interest on such Notes upon delivery or book-entry transfer of such Notes).

Section 4.07.  Notes Purchased in Whole or in Part.  Any Note that is to be purchased pursuant to this Article 4, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver (or cause to be delivered by book entry) to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 4.08.  Covenant To Comply with Applicable Laws upon Purchase of Notes.  In connection with any offer to repurchase Notes under Sections 4.01 or 4.02, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Article 4 to be exercised in the time and in the manner specified this Article 4.

Section 4.09.  Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.06 exceeds the aggregate Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable, of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, then, following the

Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, the Paying Agent shall promptly return any such excess to the Company.

Section 4.10.  No Repurchase After Acceleration.  Notwithstanding the foregoing, no Notes may be repurchased by the Company on any Fundamental Change Repurchase Date or Specified Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price or the Specified Date Repurchase Price, as applicable, with respect to such Notes).  The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price or the Specified Date Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice or the Specified Date Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

ARTICLE 5
CONVERSION

Section 5.01.  Conversion Privilege and Conversion Rate.  (a) Subject to and upon compliance with the provisions of this Article 5, each Holder of a Note shall have the right, at such Holder’s option, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity Date, to convert all of any portion of its Notes, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

(b)                     If the Company calls all or a portion of the Notes for redemption pursuant to Article 6, Holders may convert their Notes that have been called for redemption at any time after the Redemption Notice Date and prior to the close of business on the second Business Day prior to the Redemption Date, even if such Notes are not otherwise convertible at such time.  After such second Business Day, the Holder’s right to convert shall expire unless the Company defaults in the payment of the Redemption Price.  Notwithstanding the foregoing, if the Company calls only less than all Outstanding Notes for redemption and a Holder (or a beneficial owner of a beneficial interest in a Global Security) is not able to determine, prior to the close of business on the 29th Scheduled Trading Day immediately preceding the relevant Redemption Date, whether the Notes owned by such Holder (or beneficially owned by such beneficial owner) are subject to redemption (and they are convertible in accordance with the first sentence of this subsection (b)) for any reason, then such Holder (or such beneficial owner) shall be entitled to convert such Notes after the Redemption Notice Date until the second Scheduled Trading Day immediately preceding the Redemption Date, regardless of whether such Notes (or beneficial interest) are subject to redemption.

Section 5.02.  Conversion Rate Adjustment Upon Certain Make-Whole Adjustment Events.  (a)  If a Holder elects to convert its Notes during a Make-Whole Adjustment Period, the Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) determined pursuant to subsection (b) below. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the anticipated

Effective Date of such Make-Whole Adjustment Event and issue a press release as promptly as commercially reasonably practicable after the Company first determines the anticipated Effective Date of such Make-Whole Adjustment Event (and make the press release available on its website).  The Company shall give written notice to Holders of the anticipated Effective Date for a Make-Whole Adjustment Event in no event later than the fifth Business Day following the actual effective date of such event; provided that, notwithstanding the foregoing, in no event shall the Company be required to provide such written notice to the Holders before the fifth Business Day after the Company or its affiliates first receive notice or otherwise become aware of such Make-Whole Adjustment Event.  The “Make-Whole Adjustment Period” is the period (i) in the case of a Make-Whole Adjustment Event that results from the delivery of a Redemption Notice, from, and including, the Redemption Notice Date to and including the second Business Day immediately preceding the Redemption Date, and (ii) in all other cases, the Effective Date of the Make-Whole Adjustment Event to, and including, the second Business Day immediately preceding the related Fundamental Change Repurchase Date, or if such Make-Whole Adjustment Event does not also constitute a Fundamental Change, the 35th Trading Day immediately following the Effective Date of such Make-Whole Adjustment Event.

(b)                     The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Adjustment Event as set forth in subsection (a) above shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective or the Redemption Date (in the case of a Make-Whole Adjustment Event that results from a delivery of a Redemption Notice) (the “Effective Date”) and the Stock Price.  The exact Stock Price and Effective Date may not be set forth in the table attached as Schedule A hereto, in which case if the Stock Price is:

(i)                                                 between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts or the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)                                              in excess of $110.00 per share (subject to adjustment in the same manner as the Stock Prices pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate; and

(iii)                                           less than $22.39 per share (subject to adjustment in the same manner as the Stock Prices pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything herein to the contrary, the Company shall not increase the Conversion Rate to more than 44.6627 shares of Common Stock (the “Maximum Conversion Rate”) per $1,000 in principal amount of Notes pursuant to the events described in this Section 5.02; provided the Company shall adjust the Maximum Conversion Rate upon the occurrence of any event for which, and in the same manner in which, it must adjust the Conversion Rate pursuant to Section 5.06.

(c)                        The Stock Prices set forth in the first row of the table in Schedule A hereto (i.e., the column headers) and the number of Additional Shares in the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 5.06. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The numbers of Additional Shares within the table attached as Schedule A hereto shall each be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 5.06.

Section 5.03.  Exercise of Conversion Privilege.  (i)  Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Security, transfer such Note to the Conversion Agent through the facilities of the Depositary and comply with the applicable conversion procedures of the Depositary in effect at that time and, if required, pay funds equal to Interest payable on the next Interest Payment Date that such Holder shall receive but to which such Holder is not entitled as set forth in Section 5.04(d) and, if required, pay all taxes or duties, if any, as set forth in Section 5.09 and (ii) in the case of a Physical Security, (A) complete and manually sign the notice to the Conversion Agent in the form set forth in Exhibit A hereto (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the conversion obligation to be registered, (B) deliver such Conversion Notice, which shall be irrevocable, and surrender such Note, duly endorsed to the Company or in blank (and accompanied by), at the office of the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents, (D) if required, pay all transfer or similar taxes, if any, as set forth in Section 5.09 and (E) if required, pay funds equal to Interest payable on the next Interest Payment Date that such Holder shall receive but to which such Holder is not entitled as set forth in Section 5.04(d).  The Company shall pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of Common Stock upon conversion of the Notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder shall pay the tax.  A Note shall be deemed to have been converted on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 5.03.

If the Holder of a Note has submitted such Note for repurchase in connection with a Fundamental Change Repurchase Notice or a Specified Date Repurchase Notice, such Holder may convert such Note only if it withdraws such Fundamental Change Repurchase Notice prior to the Fundamental Change Expiration Time, or such Specified Date Repurchase Notice prior to the Specified Repurchase Date Expiration Time, as applicable, in accordance with Section 4.05.

(b)                     In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon receipt of an Officers’ Certificate, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Section 5.04.  Settlement of Conversion Obligation.  (a) Upon conversion of any Note, the Company shall (i) deliver to the converting Holder a number of shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (ii) the applicable Conversion Rate.  The Company will deliver such shares of

Common Stock on the third Business Day immediately following the relevant Conversion Date, together with cash in lieu of any fractional share of Common Stock issuable upon conversion based upon the Closing Sale Price on the relevant Conversion Date (or, if such Conversion Date is not a Trading Day, on the immediately preceding Trading Day).

(b)                     Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date for such Notes and the converting Holder will become the record holder of any shares of Common Stock due upon such conversion as of the close of business on such Conversion Date.

(c)                      The Company shall issue, or shall cause to be issued, the shares of Common Stock due upon conversion to a Holder of Notes surrendered for conversion, or such Holder’s nominee or nominees, which issuance shall take the form of certificates representing such Shares or a book-entry transfer through the Depositary (in each case, together with any cash in lieu of fractional shares).

(d)                       Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid Interest, if any, except as set forth in this subsection (d), and the Company shall not adjust the Conversion Rate to account for accrued and unpaid Interest.  Except as set forth in this subsection (d), the Company’s settlement of the conversion of a Note pursuant to this Section 5.04 shall be deemed to satisfy its obligation to pay the principal amount of such Note and accrued and unpaid Interest thereon, if any, to, but not including, the relevant Conversion Date.  As a result, accrued and unpaid interest to, but not including, the relevant Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited, except as set forth in this Section 5.04.  Upon conversion of a Note into shares of Common Stock and any cash in lieu of fractional shares, accrued and unpaid Interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if a Note is converted after the close of business on an Interest Record Date but prior to the open of business on the immediately following Interest Payment Date, the Holder of such Note at the close of business on such Interest Record Date shall receive the Interest payable on such Note on the corresponding Interest Payment Date notwithstanding such conversion. A Note surrendered for conversion after the close of business on any Interest Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the Interest that will be payable on such Interest Payment Date on the Note so converted; provided, however, that no such payment need be made:

(i)                                                 if the Company has specified a Fundamental Change Repurchase Date or a Specified Repurchase Date that is after an Interest Record Date and on or prior to the third Scheduled Trading Day immediately after the corresponding Interest Payment Date;

(ii)                                              if the Company has specified a Redemption Date that is after an Interest Record Date and on or prior to the third Scheduled Trading Day immediately after the corresponding Interest Payment Date;

(iii)                                           with respect to any Note surrendered for conversion following the Interest Record Date immediately preceding the Stated Maturity Date; or

(iv)                                          only to the extent of any overdue Interest, if any overdue Interest remains unpaid at the time of conversion with respect to such Note.

(A)                                         As a result of the foregoing, (i) the Company will pay Interest on the Stated Maturity Date on all Notes converted after the Interest Record Date preceding the Stated Maturity Date, and converting holders will not be required to pay equivalent interest amounts and (ii) the Company will pay interest on an Interest Payment Date on all notes converted after the corresponding Interest Record Date and prior to a Redemption Date, and converting holders will not be required to pay equivalent interest amounts.

Section 5.05.  [Reserved].

Section 5.06.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Company will not be required to make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time and upon the same terms as Holders of shares of Common Stock participate) in any of the transactions described below as if such Holders of the Notes held a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a)                       If the Company issues shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Company subdivides or combines the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as applicable;

CR1 = the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as applicable; and

OS = the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as applicable.

Any increase made pursuant to this subsection (a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as applicable.  If such dividend, distribution, subdivision or combination described in this subsection (a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or not to effect such subdivision or combination, as applicable, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such subdivision or combination had not been announced.

(b)                       If we announce a distribution to all or substantially all holders of Common Stock of any rights, options or warrants entitling them for a period of not more than 60 calendar days from the date of such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this subsection (b) shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution.  In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

For purposes of this subsection (b), in determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by the Board of Directors.

(c)                        If for the Company announces a distribution (the “Relevant Distribution”) of shares of Capital Stock of the Company, evidences of indebtedness of the Company or other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities (the “Distributed Property”), to all or substantially all holders of Common Stock, excluding:

(i)                                               Dividends, distributions or issuances as to which an adjustment was effected under subsection (a) or (b) above;

(ii)                                            dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to subsection (d) below; and

(iii)                                         Spin-Offs as to which the provisions set forth below in this clause (c) shall apply,

then the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Stock, without having to convert its Notes, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of

Common Stock equal to the Conversion Rate on the Record Date for the distribution; provided, further that, if the Board of Directors determines “FMV” for purposes of the foregoing increase by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Closing Sale Prices of the Common Stock for purposes of determining “SP0” as set forth above.

Any increase made under the above portion of this subsection (c) shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on shares of the Common Stock or Capital Stock of the Company of any class or series, or similar equity interest, of or relating to a Subsidiary, other business unit or affiliate, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV = the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Closing Sale Price set forth in Section 1.02 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0 = the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this subsection (c) shall be determined as of the close of business on the last day of the Valuation Period but will be given effect immediately after the close of business on the Record Date of the Spin-Off; provided that, in respect of any conversion during the Valuation Period, references with respect to 10 consecutive Trading Days shall be deemed replaced with the greater of (i) such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date and (ii) one Trading Day, in determining the applicable Conversion Rate.

If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this subsection (c) (and no adjustment to the Conversion Rate under this subsection (c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c).  Subject to Section 5.15, if any such rights, options or warrants are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the Record Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  Subject to Section 5.15, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this subsection (c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this subsection (c) and subsections (a) and (b) of this Section 5.06, any Relevant Distribution that also includes shares of Common Stock to which subsection (a) of this Section 5.06 applies or rights, options or warrants to subscribe for or purchase shares of Common Stock to which subsection (b) of this Section 5.06 applies, shall be deemed instead to be (1) a dividend or distribution of the shares of Capital Stock, evidences of indebtedness or other assets or property, other than such shares of Common Stock or such rights, options or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section 5.06 with respect to such Relevant Distribution shall then be made), except (a)

the Record Date of such dividend or distribution shall under this subsection (c) be substituted as “the Record Date” within the meaning of subsection (a) and subsection (b) of this Section 5.06 and (b) any shares of Common Stock included in such Relevant Distribution shall not be deemed “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be” within the meaning of subsection (a) of this Section 5.06 or “outstanding immediately prior to the close of business on the Record Date for such distribution” within the meaning of subsection (b) of this Section 5.06.

(d)                       If the Company announces a cash dividend or distribution to all, or substantially all, holders of outstanding Common Stock (other than any dividend or distribution in connection with our liquidation, dissolution or winding up), the Conversion Rate will be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company pays or distributes to all or substantially all holders of Common Stock.

Any increase made under this subsection (d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution.  If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such dividend or distribution.

(e)                        If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Expiration Date;

CR1 = the Conversion Rate in effect immediately after the close of business on the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender offer or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 = the average of the Closing Sale Prices of Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this subsection (e) shall be determined at the close of business on the tenth Trading Day immediately following, but excluding, the Expiration Date of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this subsection (e) to 10 Trading Days shall be deemed to be replaced with the greater of (i) such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date and (ii) one Trading Day.  No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f)                         [Reserved].

(g)                        In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 5.06, and to the extent permitted by applicable law and applicable listing rules of The NASDAQ Global Select Market and any other securities exchange on which the Company’s securities are then listed, (i) the Company in its sole discretion from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days so long as such increase is irrevocable during such period and the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) of Common Stock or similar events.

(h)                       [Reserved].

(i)                           Notwithstanding the foregoing, the Conversion Rate will not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in subclause (ii) and outstanding as of the date the Notes were first issued; (iv) solely for a change in the par value of the Common Stock; or (v) for accrued and unpaid interest, if any.

(j)                          Adjustments to the Conversion Rate shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.  The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate; provided that the Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually, on the anniversary of the Issue Date, (ii) on the Conversion Date for any Notes, (iii) on any Effective Date, unless such adjustment has already been made and (iv) upon the Company’s Redemption Notice.

(k)                       For purposes of this Section 5.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l)                           Whenever any provision of the Indenture requires the Company to calculate Closing Sale Prices or the Stock Price for purposes of a Make-Whole Adjustment Event over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, Expiration Date or effective date of the event occurs, at any time during the period for which such Closing Sale Prices or the Stock Price is to be calculated.  Such adjustments shall be effective as of the Ex-Dividend Date, Record Date, Expiration Date or effective date, as applicable, of the event causing the adjustment to the Conversion Rate.

Section 5.07.  Notice of Adjustments of Conversion Rate.  Whenever the Conversion Rate is adjusted as herein provided, the Company shall compute the adjusted Conversion Rate in accordance herewith and shall prepare a certificate signed by the Chief Financial Officer or Controller of the Company setting forth the adjusted Conversion Rate and describing in reasonable detail the facts upon which such adjustment is based.  Such certificate shall promptly be delivered to the Holders and filed with the Trustee and with the Conversion Agent (if other than the Trustee), and the Company shall issue a press release containing the relevant information (and make the press release available on its website).  Failure to deliver any such certificate or notice shall not affect the validity of such adjustment.

Section 5.08.  Company To Reserve Common Stock.  The Company shall at all times and from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock that is not committed for any other purpose, for the purpose of issuance upon conversion of Notes, a number of shares of Common Stock equal to the product of (a) the Maximum Conversion Rate and (b) the aggregate principal amount of Outstanding Notes divided by $1,000.

Section 5.09.  Taxes on Conversions.  The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance of shares of Common Stock upon any conversion of Notes hereunder; provided that the Company shall not be required to pay any tax that is due because the converting Holder requests such shares to be issued in a name other than such Holder’s name, and no such issuance shall be made unless and until the Holder has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 5.10.  Certain Covenants.  Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action that it reasonably determines is necessary to ensure that the Company may validly and legally issue a number of shares of Common Stock equal to the Maximum Conversion Rate (giving effect to such prospective adjustment), and that such shares would be considered fully paid under applicable law.

Section 5.11.  Cancellation of Converted Notes.  All Notes delivered to the Conversion Agent for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 309 of the Original Indenture.

Section 5.12.  Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.  (a)  In the event of:

(i)                     any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii)                  any consolidation, merger or combination involving the Company;

(iii)               any sale, lease or other transfer to another Person of the Company’s and its Subsidiaries’ consolidated assets as an entirety or substantially as an entirety; or

(iv)              any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, Capital Stock, other securities or other property or assets (including cash or any combination thereof) (“Reference Property” and any such transaction, a “Share Exchange Event”), then, at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted hereby providing that, at and after the effective time of such Share Exchange Event, Holders of each $1,000 principal amount of Notes will be entitled to convert their Notes into the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive upon such Share Exchange Event; provided that at and after the effective time of any such Share Exchange Event, any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes pursuant to Section 5.04(a) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event.  Such supplemental indenture shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described in Section 5.06.  If the Reference Property in respect of any such Share Exchange Event includes shares of stock, securities or other property or assets of a company other than the successor or purchasing Person, as the case may be, in such Share Exchange Event, such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change pursuant to Section 4.01, as the Board of Directors reasonably considers necessary by reason of the foregoing.  If the Notes become convertible into Reference Property pursuant to this Section 5.12 or such a supplemental indenture, the Company shall notify the Trustee in writing and issue a press release containing the relevant information and make such press release available on the Company’s website.  Throughout Article 5, if the Common Stock has been replaced by Reference Property as a result of any Share Exchange Event, references to Common Stock are intended to refer to such Reference Property, subject to the provisions of such supplemental indenture.

For purposes of this Section 5.12, the type and amount of consideration that holders of Common Stock are entitled to in the case of Share Exchange Events that cause Common Stock to be converted into the right to receive more than a single type of consideration because the holders of Common Stock have the right to elect the type of consideration they receive shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.  The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.  If the Holders receive only cash in any Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the relevant Conversion Date (as may be increased by any Additional Shares), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (ii) the Company shall satisfy its conversion obligation by paying cash to converting Holders on the tenth Business Day immediately following the relevant Conversion Date.  The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 5.12.

(b)                       The above provisions of this Section 5.12 shall similarly apply to successive Share Exchange Events.

Section 5.13.  Responsibility of Trustee for Conversion Provisions.  The Trustee and any Conversion Agent (if other than the Trustee), subject to the provisions of Article 6 of the Original Indenture, shall not at any time be under any duty or responsibility to any Holder of Notes or to the Company to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into.  Neither the Trustee nor any Conversion Agent (if other than the Trustee), subject to the provisions of Article 6 of the Original Indenture, shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent (if other than the Trustee), subject to the provisions of Article 6 of the Original Indenture, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 5.

Section 5.14.  Notice to Holders Prior to Certain Actions.  In case of:

(a)                       any action by the Company or any Subsidiary thereof that would require an adjustment to the Conversion Rate under Section 5.06 or 5.15;

(b)                       any Share Exchange Event;

(c)                        any voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries; or

(d)                       any Merger Transaction;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture excluding, for the avoidance of doubt, Section 5.07), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 701 of the Original Indenture, as promptly as practicable but in any event at least five calendar days prior to the applicable date specified in clause (x) or (y) below (or, if later, no more than two Business Days following the date on which the Company knows of the applicable date specified in clause (x) or (y) below), a notice stating (x) the date on which a record is to be taken for the purpose of such action by the Company or its Subsidiary or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or its Subsidiary, or (y) the date on which such Share Exchange Event, Merger Transaction, dissolution, liquidation or winding up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, Merger Transaction, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the operation of any provision herein consequent on such event.

Section 5.15.  Stockholder Rights Plan.  To the extent that the Company has a rights plan in effect upon conversion of the Notes (i.e., a poison pill), converting Holders of the Notes shall receive, in addition to any Common Stock received in connection with such conversion, the rights under such rights plan, unless prior to such conversion, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or other assets or property, pursuant to Section 5.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 6

REDEMPTION

Section 6.01.  Original Indenture.  This Article 6 supersedes Article 11 of the Original Indenture to the extent inconsistent therewith, and any reference in the Original Indenture to any provision in such Article 11 so superseded shall be deemed to refer to the corresponding provision in this Article 6.

Section 6.02.  Redemption.  The Notes shall not be redeemable by the Company prior to June 5, 2018.  On or after June 5, 2018, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Company’s option, except for any Notes that the Company is required to purchase pursuant to Article 4, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the “Redemption Price”) (unless the Redemption Date falls after an Interest Record Date but on or prior to the related Interest Payment Date, in which case the Company will instead pay the full amount of accrued and unpaid Interest to the Holder of record as of the close of business on such Interest Record Date and the Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed); provided that the Company shall not be permitted to redeem any Notes that the Company is required to repurchase pursuant to Article 4; provided, further, that solely with respect to any Note redeemed on or after June 5, 2018 and prior to June 5, 2021, that the Notes shall only be redeemable pursuant to this Article 6 if the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the Trading Day immediately preceding the date on which the Company provides a Redemption Notice, exceeds 130% of the Conversion Price on each applicable Trading Day.

Section 6.03.  Notice of Optional Redemption; Selection of Notes.

(a)                                 In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 6.02, (i) the Company shall fix a date for redemption which must be a Business Day (each, a “Redemption Date”), (ii) the Company shall send a written notice of such Optional Redemption (a “Redemption Notice”) to the Trustee and Holders of Notes at their addresses set forth in the register of the Security Registrar not less than 35 calendar days nor more than 60 calendar days immediately preceding the Redemption Date (the date on which such Redemption Notice is delivered, the “Redemption Notice Date”); and (iii) if the Company does not redeem all of the Notes, (A) the Trustee shall select the Notes or portions of Notes to be redeemed, in principal amounts of $1,000 or integral multiples of $1,000, in accordance with applicable procedures of the Depositary or if the Depositary does not prescribe a method of selection, on a pro rata basis, by lot or in accordance with any such method as the Trustee deems fair and appropriate and (B) the Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

(b)                       Each Redemption Notice shall specify:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price;

(iii)                               that Holders may surrender their Notes for conversion at any time during the Redemption Period in accordance with the procedures set forth in Article 5;

(iv)                              the Conversion Rate then in effect and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 5.02;

(v)                                 the procedures a converting Holder must follow to convert its Notes;

(vi)                              that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that Interest thereon, if any, shall cease to accrue on and after said date;

(vii)                           the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(viii)                        the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)                              in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

At the Company’s written request and expense, the Trustee shall give the Redemption Notice to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense, provided, however, that the Company has delivered to the Trustee at least 5 Business Days prior to the notice date (unless a shorter notice shall be satisfactory to the Trustee) an Officers’ Certificate requesting that the Trustee give such Redemption Notice, which shall be attached by exhibit thereto.

(c)                        At the time that a Redemption Notice is provided, the Company will publish a notice containing the information contained in subsections (b)(i)-(ix) above in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.  If less than all of the Outstanding Notes are to be redeemed, and the notes are Global Securities, the Notes to be redeemed will be selected by the Depositary in accordance with the Depositary’s applicable procedures.  If the Notes to be redeemed are not Global Securities, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof by lot, pro rata or by another method the Trustee considers fair and appropriate.  If a portion of a Holder’s Notes is selected for redemption and such Holder converts a portion of its Notes, such converted portion will be deemed to be of the portion selected for redemption.

Section 6.04.  Payment of Notes Called for Redemption.

(a)                       If any Redemption Notice has been given in respect of the Notes in accordance with Section 6.03, the Notes shall become due and payable on the Redemption Date at the Place of Payment and at the applicable Redemption Price.  On presentation and surrender of the Notes at the Place of Payment, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.  In the case of any redemption in part, the Company shall execute and the Trustee shall, upon receipt of an Officers’ Certificate, authenticate and deliver to (or cause to be delivered by book entry) or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unredeemed portion of the Note so surrendered.

(b)                       Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date.  Subject to receipt of funds by the Paying Agent, payment for any Note to be redeemed shall be made on the Redemption Date for such Note or, if later, at the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 6.04. Commencing on the Redemption Date, if the Company has deposited, or has segregated and is holding in trust, such funds, the Notes to be redeemed shall cease to accrue Interest.  The Paying Agent shall, promptly following such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 6.05.  Restrictions on Redemption.  Notwithstanding anything to the contrary herein, the Company may not redeem any Notes if it has failed to pay any interest due on the Notes and such failure to pay is continuing or if the principal amount of the Notes has been accelerated (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes) and such acceleration has not been rescinded, in either case, on or prior to the Redemption Date.

Section 6.06.  No Sinking Fund.  No sinking fund is provided for the Notes, and Article 12 of the Original Indenture is inapplicable with respect to the Notes.

ARTICLE 7
EVENTS OF DEFAULT; REMEDIES

Section 7.01.  Original Indenture.  With respect to the Notes, (i) Section 7.02 hereof shall supersede Section 501 of the Original Indenture; (ii) Section 7.03 hereof shall supersede Section 502 of the Original Indenture; (iii)  Section 7.04 hereof shall supersede Section 507 of the Original Indenture; (iv) Section 7.05 hereof shall supersede Section 508 of the Original Indenture; (v) Section 7.06 hereof shall supersede Section 513 of the Original Indenture; (vi) Section 7.07 hereof shall supersede Section 514 of the Original Indenture; (vi) Section 7.08 hereof shall supersede Section 515 of the Original Indenture; and any reference in the Original Indenture to any such provision of the Original Indenture shall be deemed to refer to the corresponding provision herein (if any).

Section 7.02.  Events of Default.

Notwithstanding the “Events of Default” set forth in Section 501 of the Original Indenture, which shall not apply with respect to the Notes, each of the following events shall constitute an “Event of Default” hereunder:

(a)                       failure by the Company to pay any Interest on any Note when due, and such failure continues for 30 days;

(b)        failure by the Company to pay the principal of any Note (including the Fundamental Change Repurchase Price, the Specified Date Repurchase Price or the Redemption Price) when due and payable at its stated maturity upon required repurchase, upon any redemption, upon declaration of acceleration or otherwise, as required herein.

(c)        failure by the Company to comply with its obligations under Section 5.04 upon exercise of a Holder’s conversion right;

(d)        failure by the Company to comply with its obligations described under Section 8.02;

(e)        failure by the Company to comply with its notice obligations as described under Sections 4.01(b), 5.01(b), 5.02, 5.03 and 5.07;

(f)        failure by the Company to comply with any agreement or perform any other covenant required of it as provided in the Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in subsections (a) through (e) above) and such failure continues for 60 days after written notice thereof has been received by the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding (with a copy to the Trustee);

(g)        a default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $20 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, unless such debt is discharged or such default is cured, waived or rescinded within 30 days of date on which such debt became or was declared due and payable, or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon redemption, upon declaration of acceleration or otherwise;

(h)        failure by the Company or any of its Subsidiaries to pay one or more final judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $20 million, if the judgments are not paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)         the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) thereof shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)         an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) thereof seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

Section 7.03.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default, other than an Event of Default specified in Section 7.02(i) or Section 7.02(j) with respect to the Company, occurs and is continuing, then in every such case either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of, and all accrued unpaid Interest on, the Notes to be due and payable immediately, by a notice in writing to the Company (with a copy to the Trustee), and upon any such declaration such principal and Interest shall become immediately due and payable. If an Event of Default specified in Section 7.02(i) or Section 7.02(j) occurs with respect to the Company, the principal amount of, and accrued and unpaid Interest, if any, on, all of the Notes shall become immediately due and payable without any declaration or other act of the Holders or any act on the part of the Trustee.

At any time after such an acceleration but before a judgment or decree based on such acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such acceleration (except with respect to an Event of Default under Sections 7.02(a) through (c) or any other covenant or provision hereof that cannot be modified or amended without the consent of each affected Holder) if:

(i)            such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction;

(ii)           all Events of Default, other than the non-payment of the principal amount on Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 7.06; and

(iii)          all amounts owing to the Trustee have been paid.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the foregoing and notwithstanding the remedies afforded to Holders upon the occurrence and during the continuation of an Event of Default as set forth in Article 5 of the Original Indenture, at the election of the Company, the sole remedy for an Event of Default relating to (i) the failure by the Company to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure by the Company to comply with its reporting obligations to the Trustee and the SEC, under Section 9.01 hereof, shall, for the 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes (“Additional Interest”) at an annual rate equal to 0.50% of the aggregate principal amount of the Notes to, but not including, the 61st day after the occurrence of such an Event of Default, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived).  Any such Additional Interest shall be payable in the same manner and on the same dates as the stated Interest payable on the Notes.  If such Event of Default is continuing on the 61st day after such Event of Default first occurred, the Notes shall be subject to acceleration in accordance with the provisions of this Section 7.03 as provided above.  This paragraph and the two immediately succeeding paragraphs shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay the Additional Interest upon an Event of Default in accordance with this paragraph, the Notes shall be subject to acceleration in accordance with the first paragraph of this Section 7.03.

In order to elect to pay Additional Interest as the sole remedy during the first 60 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 9.01 in accordance with the immediately preceding paragraph, the Company must notify in writing all Holders of record of Notes and the Trustee and Paying Agent of such election on or before the close of business on the fifth Business Day prior to the date on which such Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration in accordance with the first paragraph of this Section 7.03.  In no event shall Additional Interest accrue at a rate per year in excess 0.50% pursuant to this Indenture, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to the immediately preceding paragraph.  With regard to any violation specified in the immediately preceding paragraph, no Additional Interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Notes shall exist, after such violation has been cured.

If Additional Interest is payable under this Section 7.03, the Company shall deliver to a Responsible Officer of the Trustee at the Corporate Trust Office a certificate to that effect stating that Additional Interest is payable and the date upon which such Additional Interest shall begin to accrue. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that Additional Interest is not payable. If Additional Interest has been paid by the Company directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Payments of the Redemption Price, the Fundamental Change Repurchase Price, the Specified Date Repurchase Price, principal and Interest that are not made when due shall accrue Interest per annum at the then-applicable interest rate plus 1.0 percent from the required payment date.

Unless the context otherwise requires, all references herein to interest shall be deemed to include Additional Interest, if any, payable at the Company’s election as described under this Section 7.03.

Section 7.04.  Limitation on Suits.  Notwithstanding Section 507 of the Original Indenture, which shall not apply to the Notes, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and have offered indemnity or security to the Trustee satisfactory to it to institute such proceeding as Trustee; and (iii) the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.  However, the limitation on the right of Holders to institute a proceeding under this Section 7.04 shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal of or interest on any Note on or after the applicable due date, the right to convert the Note or to receive the consideration due upon conversion or the right of a beneficial owner to exchange its beneficial interest in a Global Security representing Notes for a Physical Security if an Event of Default has occurred and is continuing, in each case, in accordance with applicable provisions of this Indenture.

Section 7.05.  Unconditional Right of Holders To Receive Payment.  Notwithstanding any other provision of the Indenture or the Notes, any Holder has the right to receive payment or delivery, as the case may be, of the principal amount, the Redemption Price, the Fundamental Change Repurchase Price, the Specified Date Repurchase Price or accrued and unpaid Interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Fundamental Change Repurchase Date, as applicable, and the consideration due upon conversion of the Notes in accordance with Article 5, or to institute suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such right to receive such payment or delivery, as the case may be, shall not be impaired or affected adversely without the consent of such Holder.

Section 7.06.  Waiver of Defaults and Events of Default.  Notwithstanding Section 513 of the Original Indenture, subject to Section 11.02, the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all of the Notes waive any Default or Event of Default hereunder, unless:

(i)            the Company fails to pay the principal of or any Interest on any Note when due;

(ii)           the Company fails to pay or deliver the consideration due upon conversion of any Note within the time period required herein; or

(iii)          the Company fails to comply with any of the provisions herein the modification of which would require the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising from such Default shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.07.  Undertaking for Costs.  The provisions of Section 514 of the Original Indenture, in addition to the limitations set forth therein, shall not apply to any suit instituted by a Holder to enforce its right to receive the consideration due upon conversion of its Notes within the time period prescribed herein.

Section 7.08.  Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.09.  Control by Majority.  At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.  Prior to taking any action under this Supplemental Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Original Indenture.  This Article 8 supersedes in its entirety Article 8 of the Original Indenture, with the provisions of Section 8.02 of this Supplemental Indenture superseding the provisions of Section 801 of the Original Indenture and the provisions of Section 8.03 of this Supplemental Indenture superseding Section 802 of the Original Indenture.  In addition, each reference in the Original Indenture to Section 801 of the Original Indenture will, respect to the Notes, be deemed to be a reference to Section 8.02 of this Supplemental Indenture.

Section 8.02.  Consolidation, Merger and Sale of Assets.  The Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any successor Person (any such transaction or series of transactions, a “Merger Transaction”), unless:

(a)        the successor Person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and, if other than the Company, expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture;

(b)        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(c)        to the extent the Company is not or the successor Person is not, as applicable, the issuer of any part of the securities into which the Notes have become convertible or exchangeable, such issuer of such securities (a) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (b) fully and unconditionally guarantees the Notes on a senior basis or otherwise provides adequate assurance that the immediate resale of any such securities received upon conversion or exchange by Holders of Notes who are not affiliates of the Company or the successor Person will not require registration under the Securities Act; and

(d)        the Company shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such Merger Transaction and such supplemental indenture comply with this Article 8.

Section 8.03.  Successor Substituted.  Upon any such Merger Transaction, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, and the Company shall be discharged from its obligations under the Notes and this Indenture, except in the case of any lease of all or substantially all of the Company’s assets.  For purposes of the foregoing, any sale, assignment, conveyance, transfer, lease or other disposition of properties and assets of one or more of the Company’s Subsidiaries that would, if the Company had held such properties and assets directly, have constituted the sale, assignment, conveyance, transfer, lease or disposition of our properties and assets substantially as an entirety shall be treated as such under this Indenture.

ARTICLE 9
REPORTS BY COMPANY

Section 9.01.  Reports by Company.

This Section 9.01 supersedes in its entirety Section 704 of the Original Indenture and any reference in the Original Indenture to such Section 704 or any provision therein shall be deemed to refer to this Section 9.01 and the corresponding provision herein (if any).  So long as any Notes are Outstanding, the Company shall (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders of the Notes within 15 days after the date on which the Company would be required to file the same with the SEC pursuant to its rules and regulations (in each case of clauses (i) and (ii), giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors.  The Company shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports shall be required to be furnished to the Trustee.  Documents filed by the Company with the SEC via the Electronic Data Gathering and Retrieval (EDGAR) system (or any successor system) shall be deemed to have been furnished to the Trustee and the Holders of the Notes as of the time such documents are filed via EDGAR.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants under this Indenture or the Notes (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants of the Indenture or with respect to any reports or other documents filed with the SEC via EDGAR.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01.  Original Indenture.  This Article 10 supersedes in its entirety the corresponding provisions set forth in Article 4 of the Original Indenture and any reference in the Original Indenture to such Article 4 or any provision therein shall be deemed to refer this Article 10 or the corresponding provision herein (if any), as the case may be.

Section 10.02.  Discharge of Indenture.  When (a) the Company shall deliver to the Trustee for cancellation all Outstanding Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Outstanding Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at the Stated Maturity Date, on any Redemption Date, on any Fundamental Change Repurchase Date, on any Specified Repurchase Date or upon conversion and determination of related Settlement Amounts or otherwise) and the Company shall deposit with the Trustee, in trust, cash funds and (in the case of conversion) shares of Common Stock, if any, sufficient to pay all amounts due on all of such Outstanding Notes including principal and Interest due or satisfy the Company’s conversion obligation, as the case may be, (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, and, in each case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company, then the Indenture shall cease to be of further effect (except as to (1) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (2) rights hereunder of Holders to receive payments of principal of and Interest on, or the consideration due upon conversion of, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (3) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as may be required pursuant to Section 603(b) of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture.  The Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Notes.

Section 10.03.  Deposited Monies and Shares To Be Held in Trust by Trustee.  Subject to Section 10.04, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 10.02 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock, if any, shall be applied by the Trustee to the payment, either directly or through the Paying Agent or Conversion Agent (including the Company if acting as the Paying Agent or Conversion Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest or the satisfaction of the Company’s conversion obligation, as the case may be, and payment of all other sums due under the Indenture.

Section 10.04.  Paying Agent or Conversion Agent To Repay Monies and Shares Held.  Upon the satisfaction and discharge of the Indenture, all monies and shares of Common Stock, if any, then held by the Paying Agent or Conversion Agent (if other than the Trustee) shall, upon written request of the Company, be repaid or delivered to the Company or paid or delivered to the Trustee, and thereupon such Paying Agent or Conversion Agent shall be released from all further liability with respect to such monies and shares of Common Stock, if any.

Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or Interest on or other obligations under, or to satisfy the Company’s conversion obligation with respect to, the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or Interest on, or other obligations under, such Notes or the Company’s conversion obligation, as the case may be, shall have become due and payable, shall be repaid or delivered to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 10.05.  Reinstatement.  If the Trustee or the Paying Agent or Conversion Agent is unable to apply any money or shares of Common Stock in accordance with Section 10.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.02 until such time as the Trustee or the Paying Agent or Conversion Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 10.03; provided, however, that if the Company makes any payment of Interest on or principal of any Note or delivery of shares in respect of its conversion obligation following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock held by the Trustee or Paying Agent or Conversion Agent.

ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01.  Supplemental Indentures Without Consent of Holders.  The Company and the Trustee at any time and from time to time may without notice to, or the consent of, any Holder enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes in addition to the purposes set forth in Section 901 of the Original Indenture (as amended hereby with respect to the Notes):

(i)            to cure any ambiguity, omission, defect or inconsistency as set forth in an Officers’ Certificate that does not adversely affect any Holder;

(ii)           to provide for the assumption by a successor corporation of the obligations of the Company pursuant to Article 8;

(iii)          to add guarantees with respect to the Notes;

(iv)          to secure the Notes;

(v)           to add to the Company’s covenants for the benefit of the Holders or surrender any rights or power conferred upon the Company;

(vi)          to make any change that does not adversely affect the rights of any Holder;

(vii)         to provide for the conversion of the Notes or any required adjustments to the Conversion Rate in accordance with the applicable provisions of this Indenture;

(viii)        to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

(ix)          to conform the provisions of the Indenture to the section entitled “Description of Notes” section in the preliminary prospectus supplement dated May 27, 2014, as supplemented by the related pricing term sheet dated May 28, 2014 relating to the offering and sale of the Notes, as set forth in an Officers’ Certificate.

For purposes of the Notes, clauses (1), (2), (6), (8) or (9) of Section 901 of the Original Indenture shall be deemed to be deleted in their entirety.

Section 11.02.  Supplemental Indentures with Consent of Holders.  The Company and the Trustee may amend or supplement the Indenture with respect to the Notes with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes).  In addition, the Holders of a majority in aggregate principal amount of the Outstanding Notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) may waive the Company’s compliance in any instance with any provision of the Indenture without notice to the other Holders of Notes.  Notwithstanding Section 902 of the Original Indenture, and in addition to any restrictions set forth in Section 902 of the Original Indenture, no amendment, supplement or waiver may be made without the consent of each Holder of outstanding Notes affected thereby if such amendment, supplement or waiver would:

(i)            reduce the amount of notes whose Holders must consent to an amendment;

(ii)           reduce the rate, or extend the stated time for payment, of interest on any Note;

(iii)          reduce the principal, or extend the stated maturity, of any Note;

(iv)          adversely affect the right of Holders to convert their Notes hereunder, or reduce the Conversion Rate (it being understood that the Trustee shall have no responsibility for making a determination as to whether such amendment adversely affects the rights of the Holders);

(v)           change the place or currency of payment of principal or interest in respect of any Note;

(vi)          impair the right of any Holder to receive payment of principal of and Interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;

(vii)         modify the provisions with respect to the Company’s redemption right pursuant to Article 6 or the purchase rights of the Holders as provided in Article 4, in each case, in a manner adverse to Holders of Notes;

(viii)        adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(ix)          modify provisions with respect to modification, amendment or waiver (including waiver of Events of Default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Notes.

The consent of the holders will not be necessary to approve the particular form of any proposed amendment.  It will be sufficient if such consent approves the substance of the proposed amendment.  After an amendment becomes effective, the Company is required to mail or send to the Holders a notice briefly describing such amendment.  However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

ARTICLE 12
MISCELLANEOUS

Section 12.01.  Successors.  All agreements of the Company and the Trustee in the Indenture and the Notes shall bind their respective successors.

Section 12.02.  Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.03.  Calculations.  Subject to the immediately following paragraph, and except as otherwise provided herein, the Company and any agents the Company shall engage shall be responsible for making all calculations called for under the Indenture and the Notes, including, but not limited to, determinations of the Closing Sale Prices of Common Stock any adjustments to the Conversion Rate, the consideration deliverable in respect of any conversion and accrued Interest payable on the Notes and whether the Notes are convertible.  The Company shall make all these calculations in good faith and, absent manifest error, its calculations shall be final and binding on Holders.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee shall forward a copy of such schedule to any Holder upon the request of such Holder.

The Trustee (including in its capacities as Conversion Agent, Paying Agent and Security Registrar) shall not be responsible for making calculations with respect to the Notes.

Section 12.04.  Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 12.05.  Withholding Taxes. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, withhold such amounts from payments of cash and shares of Common Stock on the Note (or, in certain circumstances, against any payments on the Common Stock).

Section 12.06.  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.07.  Governing Law.  THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY AND CALCULATED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

 [Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE SPECTRANETICS CORPORATION

By:	/s/ Guy A. Childs
Name:	Guy A. Childs
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

SCHEDULE A

Make-Whole Table

The following table sets forth the number of Additional Shares to be added to the Conversion Rate for each $1,000 principal amount of Notes pursuant to, and under the circumstances described in, Section 5.02 of this Supplemental Indenture, based on hypothetical Stock Prices and Effective Dates:

	Stock Price
Effective Date	$22.39	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00
June 3, 2014	12.7607	7.7763	4.6455	3.0576	2.1405	1.5599	1.1661	0.8850	0.6761	0.5158
June 1, 2015	12.7607	7.2477	4.1805	2.6848	1.8483	1.3313	0.9869	0.7442	0.5656	0.4297
June 1, 2016	12.7607	6.7027	3.6930	2.2982	1.5500	1.1017	0.8094	0.6063	0.4582	0.3463
June 1, 2017	12.7607	6.1727	3.1925	1.9048	1.2532	0.8786	0.6405	0.4774	0.3595	0.2707
June 1, 2018	12.7607	5.6117	2.6398	1.4836	0.9475	0.6561	0.4766	0.3550	0.2673	0.2011
June 1, 2019	12.7607	4.9203	1.9665	1.0096	0.6247	0.4311	0.3149	0.2361	0.1786	0.1346
June 1, 2020	12.7607	3.8883	1.0763	0.4814	0.2963	0.2099	0.1571	0.1199	0.0916	0.0694
June 5, 2021	12.7607	1.7853	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INCLUDE IF A GLOBAL SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

THE SPECTRANETICS CORPORATION

No.	Initially $[ ]

2.625% Convertible Senior Note due 2034

CUSIP No.: [      ]

ISIN Number: [      ]

THE SPECTRANETICS CORPORATION, a Delaware corporation, promises to pay to [CEDE & CO., or its registered assigns](1), the principal sum of                 DOLLARS, [as revised by the Schedule of Increases or Decreases in Global Security attached hereto,](2) on June 1, 2034.

Interest Payment Dates:  June 1 and December 1 (or, if any such day is not a Business Day, the immediately following Business Day) commencing on December 1, 2014.

Interest Record Dates:  May 15 and November 15.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination thereof, at the Company’s election, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

(1)  Use bracketed language for a Global Security.

(2)  Use bracketed language for a Global Security.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

THE SPECTRANETICS CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

THE SPECTRANETICS CORPORATION

2.625% Convertible Senior Note due 2034

1.                                      Interest

THE SPECTRANETICS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture, the “Company”), promises to pay Interest on the principal amount of this Note at the rate of 2.625% per annum.  The Company will pay Interest semiannually on June 1 and December 1 of each year, commencing on December 1, 2014 (or, if any such day is not a Business Day, the immediately following Business Day).  Interest on this Note will accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from June 3, 2014.  Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay Interest (including post-petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of Interest then in effect; and it shall pay Interest (including post-petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

2.                                      Paying Agent, Security Registrar and Conversion Agent

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent, Security Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Security Registrar or Conversion Agent in accordance with the terms of the Indenture.  The Company may act as Paying Agent, Security Registrar or Conversion Agent.

3.                                      Indenture

The Company issued the Notes under an Indenture dated as of June 3, 2014 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of June 3, 2014 (the “Supplemental Indenture” and the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

This Note is one of the Debt Securities of the Company, designated as its 2.625% Convertible Senior Notes due 2034, issued pursuant to the Indenture in an initial aggregate principal amount of $230,000,000.  Additional Notes may be issued in accordance with the terms of the Indenture.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

4.                                      Conversion

Subject to certain conditions in the Indenture, at any time until the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity Date of this Note, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into shares of Common Stock, based on the applicable Conversion Rate, as the same may be adjusted from time to time pursuant to the terms of the Indenture.

5.                                      Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the terms of the Indenture, subject to certain exceptions set forth therein.  Upon any transfer or exchange, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

6.                                      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes, subject to certain exceptions specified in the Indenture.

7.                                      Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid Interest on all the Notes to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and Interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default relating to a failure to file certain reports with the Commission and the Trustee shall for the first 60 calendar days after such Event of Default consist exclusively of the right to receive Additional Interest.

8.                                      No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

9.                                      Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

10.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

11.                               GOVERNING LAW AND JURY TRIAL WAIVER

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY AND CALCULATED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

12.                               CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee shall use the CUSIP and ISIN numbers in notices as a convenience to Holders, provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and that the validity of any such notice shall not be affected by any defect in or omission of any such numbers.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY(3)

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(3)  For Global Securities only.

[FORM OF CONVERSION NOTICE]

To:  The Spectranetics Corporation

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of The Spectranetics Corporation, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  In addition, subject to certain exceptions in the Indenture, if this notice is being delivered on a date after the close of business on an Interest Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the Interest payable on such Interest Payment Date of the principal of this Note to be converted.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes, if any, to be delivered, and the person to whom cash, if any, and payment for fractional shares, if any, is to be made, if other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all, must be $1,000 or whole multiples thereof):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: The Spectranetics Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from The Spectranetics Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to purchase from the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid Interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Securities, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ ,000

NOTICE:  The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[FORM OF SPECIFIED DATE REPURCHASE NOTICE]

To: The Spectranetics Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a Specified Date Repurchase Right Notice from The Spectranetics Corporation (the “Company”) pursuant to Section 3.04 of the Indenture as to the occurrence of a Specified Purchase Date and specifying the Specified Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or a portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Specified Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Specified Purchase Date.

Principal amount to be converted (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s)
(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

B-1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                                    hereby sell(s), assign(s) and transfer(s) unto                                    (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

B-1